EXHIBIT 4.1(a)

                                                                  EXECUTION COPY

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                         THE BEAR STEARNS COMPANIES INC.


                                       and


                       JPMORGAN CHASE BANK, Warrant Agent


                                   ----------


                                WARRANT AGREEMENT







                            dated as of July 9, 2003









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                              TABLE OF CONTENTS

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                                  ARTICLE 1

                                   WARRANTS

Section 1.01  Ranking........................................................1
Section 1.02  Form, Execution and Delivery of Warrant Certificates...........1
Section 1.03  Number Unlimited; Issuable in Series...........................3
Section 1.04  Countersignature and Delivery of Warrant Certificates..........4
Section 1.05  Place of Exercise; Registration of Transfers and Exchanges.....7
Section 1.06  Mutilated or Missing Warrant Certificates.....................10
Section 1.07  Registered Holders............................................11
Section 1.08  Cancellation..................................................11
Section 1.09  Additional Warrant Agents.....................................12
Section 1.10  Appointment of Calculation Agents.............................12


                                  ARTICLE 2

                      Duration and Exercise of Warrants

Section 2.01  Duration and Exercise of Warrants.............................13
Section 2.02  Return of Money Held Unclaimed for Two Years..................13


                                  ARTICLE 3

            OTHER PROVISIONS RELATING TO RiGHTS OF WARRANTHOLDERS

Section 3.01  Warrantholder May Enforce Rights..............................13
Section 3.02  No Rights as Holder of Warrant Property Conferred by
               Warrants or Warrant Certificates.............................13
Section 3.03  Merger, Consolidation, Sale, Conveyance or Transfer...........14


                                  ARTICLE 4

              Warrants Acquired by the Company; Payment of Taxes

Section 4.01  Warrants Acquired by the Company..............................14
Section 4.02  Payment of Taxes..............................................15

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                                  ARTICLE 5

                         Concerning the Warrant Agent

Section 5.01  Warrant Agent.................................................15
Section 5.02  Condition of Warrant Agent's Obligations......................15
Section 5.03  Resignation and Appointment of Successor......................17


                                  ARTICLE 6

                                Miscellaneous

Section 6.01  Amendment.....................................................19
Section 6.02  Notices and Demands to the Company and the Warrant Agent......21
Section 6.03  Addresses for Notices.........................................21
Section 6.04  Notices to Warrantholders.....................................21
Section 6.05  Obtaining of Approvals........................................21
Section 6.06  Persons Having Rights under this Agreement....................21
Section 6.07  Inspection of Agreement.......................................22
Section 6.08  Officer's Certificates and Opinions of Counsel;
               Statements to be Contained Therein...........................22
Section 6.09  Payments Due on Saturdays, Sundays and Holidays...............23
Section 6.10  Judgment Currency.............................................23
Section 6.11  Headings......................................................23
Section 6.12  Counterparts..................................................23
Section 6.13  Applicable Law................................................24

TESTIMONIUM.................................................................24

SIGNATURES..................................................................24

Exhibit I  -  Form of Registered Warrant Certificate

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                                WARRANT AGREEMENT

          THIS AGREEMENT, dated as of July 9, 2003, between THE BEAR STEARNS COMPANIES INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and JPMORGAN CHASE BANK, a New York banking corporation (the "Warrant Agent").

          WHEREAS, the Company has duly authorized the issue from time to time of warrants (the "Warrants") to (A) purchase or sell (i) debt securities, (ii) government debt securities, (iii) currencies, currency units or units of a currency index or currency basket, (iv) units of a stock index or stock basket or (v) a commodity or units of a commodity index or basket or (B) receive a settlement value for the equivalent amount of (i) government debt securities or
(ii) a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index (the property described in clauses
(A) and (B), in relation to a Warrant, being hereinafter referred to as the "Warrant Property" applicable to such Warrant) to be issued in one or more series and in such number and with such terms as may from time to time be authorized in accordance with the terms of this Agreement;

          WHEREAS, the Company has duly authorized the execution and delivery of this Agreement to provide, among other things, for the delivery and administration of the Warrants; and

          WHEREAS, all things necessary to make this Agreement a valid agreement according to its terms have been done;

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                    WARRANTS

          Section 1.01 Ranking. The Warrants are direct, unconditional and unsecured contractual obligations of the Company and will rank pari passu with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

          Section 1.02 Form, Execution and Delivery of Warrant Certificates.
(a) Certificates ("Warrant Certificates") evidencing the Warrants of each series shall be substantially in the form of Exhibit I hereto or in such form (not inconsistent with this Agreement) as shall be established by or pursuant to one or more Board Resolutions (as defined below) (as set forth in a Board Resolution or, to the extent established pursuant to, rather than set forth in, a Board Resolution, in an Officer's Certificate (as defined below) detailing such establishment) or in one or more agreements supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. The Warrant Certificates may have imprinted or otherwise reproduced
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thereon such letters, numbers or other marks of identification or designation and such legends or endorsements (including, without limitation, any legends describing any applicable restrictions on the transfer of such Warrant Certificates) as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement (but which do not affect the rights, duties or immunities of the Warrant Agent), or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization (an "SRO") on which the Warrants of such series may be listed, or of any securities depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by the Chairman of the Executive Committee, the Chairman of the Board, the Chief Executive Officer, either President, any Executive Vice President, the Chief Financial Officer, the Treasurer and the Controller or such other person specifically designated by the Board of Directors to execute Warrant Certificates, which signature may or may not be attested by the secretary or an assistant secretary of the Company. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

          "Board Resolution" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Warrant Agent.

          "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act on its behalf for the purposes of this Agreement.

          "Officer's Certificate" means a certificate signed by the Chairman of the Executive Committee, the Chairman of the Board, the Chief Executive Officer, either President, any Executive Vice President, the Chief Financial Officer, the Treasurer or the Controller or such other person authorized by the Board of Directors to execute any such certificate and deliver it to the Warrant Agent.

          (b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and a Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          (c) Pending the preparation of final Warrant Certificates evidencing Warrants of any series, the Company may execute and the Warrant Agent shall countersign and deliver temporary Warrant Certificates evidencing such Warrants (printed, lithographed, typewritten or otherwise produced, in each case in form satisfactory to the Warrant Agent). Such temporary Warrant Certificates shall be issuable substantially in the form of the final Warrant Certificates but with such omissions, insertions and variations as may be appropriate for temporary Warrant

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Certificates, all as may be determined by the Company with the concurrence of the Warrant Agent. Such temporary Warrant Certificates may contain such reference to any provisions of this Warrant Agreement as may be appropriate. Every such temporary Warrant Certificate shall be executed by the Company and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the final Warrant Certificates. Without unreasonable delay, the Company shall execute and shall furnish final Warrant Certificates and thereupon such temporary Warrant Certificates may be surrendered in exchange therefor without charge, and the Warrant Agent shall countersign and deliver in exchange for such temporary Warrant Certificates final Warrant Certificates evidencing a like aggregate number of Warrants of the same series and of like tenor as those evidenced by such temporary Warrant Certificates. Until so exchanged, such temporary Warrant Certificates and the Warrants evidenced thereby shall be entitled to the same benefits under this Warrant Agreement as final Warrant Certificates and the Warrants evidenced thereby.

          Section 1.03 Number Unlimited; Issuable in Series. (a) The aggregate number of Warrants that may be delivered under this Agreement is unlimited.

          (b) The Warrants may be issued in one or more series. There shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to, rather than set forth in, a Board Resolution, in an Officer's Certificate detailing such establishment) or established in one or more agreements supplemental hereto, prior to the initial issuance of Warrants of any series;

          (i) any designation of the Warrants of the series to distinguish the Warrants of the series from the Warrants of all other series;

          (ii) any limit upon the aggregate number of the Warrants of the series that may be countersigned and delivered under this Agreement (except for Warrants countersigned and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Warrants of the series);

          (iii) the specific Warrant Property purchasable or salable upon exercise of the Warrants of the series, and the amount thereof (or the method for determining the same);

          (iv) the price at which the Warrants of the series will be issued and, if other than U.S. dollars, the coin or currency or composite currency in which such issue price will be payable;

          (v) whether the Warrants of the series are a warrant to purchase ("Call Warrants") or a warrant to sell ("Put Warrants") the Warrant Property;

          (vi) the price at which and, if other than U.S. Dollars, the coin or currency or composite currency with which the Warrant Property may be purchased or sold upon exercise of the Warrants of the series (or the method for determining the same);

          (vii) whether the exercise price for the Warrants of the series may be paid in cash or by the exchange of any other security of the Company, or both, or otherwise, and the method of exercise of the Warrants of the series;

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          (viii) whether the exercise of the Warrants of the series is to be settled in cash or by delivery of the Warrant Property or both, or otherwise;

          (ix) the date on which the right to exercise the Warrants of the series shall commence and the date (the "Expiration Date") on which such right shall expire or, if the Warrants of the series are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

          (x) whether the Warrant Certificates representing the Warrants of the series will be in registered form ("Registered Warrants") or bearer form ("Bearer Warrants") or both;

          (xi) whether the Warrant Certificates evidencing any Registered Warrants or Bearer Warrants of the series will be issued in global form ("Global Warrant Certificates") or definitive form ("Definitive Warrant Certificates") or both, and whether and on what terms (if different from those set forth herein) Warrant Certificates in one form may be converted into or exchanged for Warrant Certificates in the other form;

          (xii) any warrant agents, depositaries, authenticating or paying agents, transfer agents or registrars or any determination or calculation agents or other agents with respect to Warrants of the series; and

          (xiii) any other terms of the Warrants of the series (which terms shall not be inconsistent with the provisions of this Agreement).

          (c) All Warrants of any one series shall be substantially identical, except as may otherwise be provided by or pursuant to the Board Resolution or Officer's Certificate referred to above or as set forth in any such agreement supplemental hereto. All Warrants of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Agreement, if so provided by or pursuant to such Board Resolution, such Officer's Certificate or in any such agreement supplemental hereto.

          Section 1.04 Countersignature and Delivery of Warrant Certificates.
(a) The Company may deliver Warrant Certificates evidencing Warrants of any series executed by the Company to the Warrant Agent for countersignature together with the applicable documents referred to below in this Section, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to or upon the order of the Company (contained in the Issuer Order (as defined below) referred to below in this Section) or pursuant to such procedures acceptable to the Warrant Agent as may be specified from time to time by an Issuer Order. Any terms of delivery of the Warrants evidenced by such Warrant Certificates may be determined by or pursuant to such Issuer Order or such other procedures as may be acceptable to the Warrant Agent. If provided for in such procedures, such Issuer Order may authorize countersignature and delivery pursuant to oral instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing. In countersigning such Warrant Certificates and accepting the responsibilities under this Agreement in relation to the Warrants evidenced by such Warrant Certificates, the Warrant Agent shall be entitled to receive (in the case of subparagraphs

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1.04(a)(ii), 1.04(a)(iii) and 1.04(a)(iv) below only at or before the time of the first request of the Company to the Warrant Agent to countersign Warrant Certificates evidencing Warrants of a particular series) and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

          (i) an Issuer Order requesting such countersignature and setting forth delivery instructions if the Warrant Certificates are not to be delivered to the Company;

          (ii) any Board Resolution, Officer's Certificate and/or executed supplemental agreement pursuant to which the forms and terms of the Warrants evidenced by such Warrant Certificates were established;

          (iii) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

          (iv) At the option of the Company, either an Opinion of Counsel (as defined below) or a letter addressed to the Warrant Agent permitting it to rely on an Opinion of Counsel, substantially to the effect that:

               (A) the forms of the Warrant Certificates have been duly authorized and established in conformity with the provisions of this Agreement; and

               (B) that all conditions precedent to the authentication and delivery of the Warrants have been complied with and when the Warrants have been duly executed by the Company, authenticated by the Warrant Agent and issued by the Company in the manner and subject to any conditions specified in the opinion of counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          In rendering such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Warrant Agent), who shall be counsel reasonably satisfactory to the Warrant Agent, in which case the opinion shall state that such counsel believes he and the Warrant Agent are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          "Issuer Order" means a written statement, request or order of the Company signed in its name by the Chairman of the Executive Committee, the Chairman of the Board, the Chief Executive Officer, either President, any Executive Vice President, the Chief Financial

                                      -5-
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Officer, the Treasurer or the Controller or such other person specifically designated by the Board of Directors to execute any such written instrument, request or order.

          "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and which counsel shall be reasonably acceptable to the Warrant Agent.

          (b) The Warrant Agent shall have the right to decline to countersign and deliver any Warrant Certificates under this Section if the Warrant Agent, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Warrant Agent in good faith determines that (i) such action would expose the Warrant Agent to personal liability to existing registered or beneficial holders of Warrants (each, a "Warrantholder") or would affect the Warrant Agent's own rights, duties or immunities under the Warrant Certificates, the Warrants, this Agreement or otherwise or (ii) the terms of such Warrants are administratively unacceptable to it.

          (c) If the Company shall establish pursuant to Section 1.03 that the Warrants of a series are to be evidenced in whole or in part by one or more Global Warrant Certificates, then the Company shall execute and the Warrant Agent shall, in accordance with this Section and the Issuer Order with respect to such series, countersign and deliver one or more Global Warrant Certificates that (i) shall evidence all or part of the Warrants of such series issued in such form and not yet canceled, (ii) shall be registered in the name of the Depositary (as defined below) for such Warrants or the nominee of such Depositary, (iii) shall be delivered by the Warrant Agent to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Warrants in definitive registered form, this Warrant Certificate and the Warrants evidenced hereby may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

          "Depositary" means, with respect to the Warrants of any series that are or may be evidenced by one or more Global Warrant Certificates, the person or entity designated as Depositary by the Company pursuant to Section 1.03 hereof until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Depositary" shall mean or include each person or entity who is then a Depositary hereunder, and if at any time there is more than one such person or entity, "Depositary" as used with respect to the Warrants of any such series shall mean the Depositary with respect to that series.

          (d) If so required by applicable law, each Depositary for a series of Warrants must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

          (e) Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual

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signature of an authorized officer of the Warrant Agent. Such countersignature by an authorized officer of the Warrant Agent upon any Warrant Certificate executed by the Company in accordance with this Agreement shall be conclusive evidence that the Warrant Certificate so countersigned and the Warrants evidenced thereby have been duly issued hereunder.

          Section 1.05 Place of Exercise; Registration of Transfers and Exchanges. (a) Except as otherwise established pursuant to Section 1.03 with respect to Warrants of a series, Warrants may be presented for exercise at the Warrant Agent's Window (as defined below) in accordance with procedures to be established pursuant to Section 1.03.

          (b) Except as otherwise provided herein or as established pursuant to
Section 1.03 with respect to the Warrants of a series, the Warrant Agent shall from time to time register the transfer, exchange, exercise or cancellation of any outstanding Registered Warrants in the form of a Definitive Warrant Certificates upon the records to be maintained by it for that purpose (the "Warrant Register") at the Warrant Agent's Office (as defined below), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe with respect to the Warrants of such series, upon surrender thereof at the Warrant Agent's Window, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by, the Registered Holder(s) (as defined below) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange or in such other manner acceptable to, or reasonably required by, the Warrant Agent and the Company. Upon any such registration of transfer, one or more new Warrant Certificates of the same series and like terms evidencing a like number of unexercised Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

          (c) If any Warrant Certificates are subject to restrictions on transfer that require the Warrant Agent, prior to any transfer of such Warrant Certificates, to receive required certifications and other information from the Holder of such Warrants and/or the prospective transferee thereof, as provided by the terms of such Warrant Certificates, the Warrant Agent shall, prior to any transfer of such Warrant Certificates, comply with such requirements.

          (d) Except as otherwise established for a series of Warrants pursuant to Section 1.03, at the option of a Registered Holder, Definitive Warrant Certificates may be exchanged for other Definitive Warrant Certificates evidencing the same aggregate number of unexercised Warrants of the same series and of like tenor upon surrender to the Warrant Agent of the Definitive Warrant Certificates to be exchanged at the Warrant Agent's Window. The "Warrant Agent's Window" shall be the window of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York (or at the address of any additional agency established by the Company pursuant to Section
1.08 hereof, or at the address of any successor Warrant Agent (as provided in Section 5.03)), which is, on the date of this Agreement, JPMorgan Chase Bank, Corporate Trust Securities Window, 4 New York Plaza, New York, New York 10004. If the Warrants of any series are issued in both registered and unregistered form, except as otherwise established for such series pursuant to Section 1.03,

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at the option of the holder thereof, Warrant Certificates evidencing Bearer
Warrants of any series may be exchanged for Definitive Warrant Certificates evidencing an equal number of unexercised Registered Warrants of the same series and of like tenor upon surrender of such Warrant Certificates evidencing Bearer Warrants to be exchanged at the Warrant Agent's Window. Unless otherwise established for such series pursuant to Section 1.03, Registered Warrants of any series may not be exchanged for Bearer Warrants of such series. Upon surrender of any unexercised Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more new Warrant Certificates evidencing a like number of unexercised Warrants of the same series and of like tenor.

          (e) Warrants evidenced by the Warrant Certificates issued upon transfer or exchange pursuant to paragraph (b) or (d) of this Section shall be valid obligations of the Company, constituting the same obligations of the Company as the Warrants evidenced by the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrants evidenced by the Warrant Certificates prior to such surrender.

          (f) Except as provided in Section 1.06, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section not involving any transfer. The Warrant Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Warrantholder of applicable taxes or governmental charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

          (g) In the event that upon any exercise of Warrants evidenced by a Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Warrant Certificate, there shall be issued to the Registered Holder thereof (or, in the case of Bearer Warrants, the holder thereof) or his assignee a new Warrant Certificate evidencing the number of Warrants of the same series and of like tenor not exercised.

          (h) Warrant Certificates evidencing Bearer Warrants shall be transferable by delivery.

          (i) Notwithstanding any other provision of this Agreement, unless and until it is exchanged in whole or in part for Definitive Warrant Certificates, a Global Warrant Certificate evidencing all or a portion of the Warrants of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

          (j) If at any time the Depositary for any series of Warrants notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be eligible under this Agreement, the Company shall appoint a successor Depositary with respect to such series. If a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 1.03 that such series be evidenced by one or more Global Warrant Certificates shall no longer be effective and the Company will execute, and the Warrant Agent, upon receipt of an Issuer Order for the countersignature and delivery of Definitive Warrant Certificates evidencing Warrants of such series, will countersign and deliver Definitive Warrant Certificates evidencing Warrants of such series and of like tenor in an aggregate number equal to the number of the unexercised Warrants represented by such Global Warrant Certificate or Certificates in exchange for such Global Warrant Certificate or Certificates.

          (k) If established pursuant to Section 1.03 with respect to a series of Warrants evidenced in whole or in part by one or more Global Warrant Certificates, the Depositary for such series may surrender such Global Warrant Certificate or Certificates in exchange in whole or in part for Definitive Warrant Certificates evidencing Warrants of the same series and of like tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Warrant Agent shall countersign and deliver, without service charge,

          (i) to the person or entity specified by such Depositary a new Definitive Warrant Certificate of the same series and of like tenor in an aggregate number equal to and in exchange for such person's or entity's beneficial interest in the Warrants evidenced by such Global Warrant Certificate or Certificates; and

          (ii) to such Depositary a new Global Warrant Certificate or Certificates evidencing Warrants of the same series and of like tenor in number equal to the difference, if any, between the number of unexercised Warrants evidenced by the surrendered Global Warrant Certificates and the number of unexercised Warrants evidenced by such Definitive Warrant Certificate countersigned and delivered pursuant to clause 1.05(k)(i) above.

Upon the exchange of a Global Warrant Certificate for Definitive Warrant Certificates, such Global Warrant Certificate shall be canceled by the Warrant Agent or a duly authorized agent of the Company or the Warrant Agent. Registered Warrants in the form of Definitive Warrant Certificates issued in exchange for a Registered Global Warrant Certificate pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such series, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent or an agent of the Company or the Warrant Agent. The Warrant Agent or such agent shall deliver such Warrant Certificates to or as directed by the persons or entities in whose names such Warrant Certificates are so registered. Definitive Bearer Warrant Certificates issued in exchange for a Global Bearer Warrant Certificate pursuant to this Section shall be issued in such authorized denominations as the Depositary for such series, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent or a duly authorized agent of the Company or the Warrant Agent. The Warrant Agent or such agent shall deliver such Warrant Certificates to or as directed by the Depositary for such series.

          (l) Notwithstanding anything herein or in the terms of any series of Warrants to the contrary, none of the Company, the Warrant Agent or any duly authorized agent of the Company or the Warrant Agent (any of which other than the Company, shall rely on an Officer's Certificate and an Opinion of Counsel) shall be required to exchange any Bearer Warrant for a Registered Warrant if such exchange would result in adverse Federal income tax consequences to the Company under then applicable United States Federal income tax laws.

          (m) The Company will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Warrants of such series are listed) where the Bearer Warrants, if any, of each series may be presented for exercise and payment. No payment on any Bearer Warrants will be made upon presentation of such Bearer Warrant at an agency of the Company within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, payments in United States dollars with respect to Bearer Warrants of any series which are payable in United Stares dollars may be made at an agency of the Company maintained in the Borough of Manhattan, The City of New York if such payment in United States dollars at each agency maintained by the Company outside the United States for payment on such Bearer Warrants is illegal or effectively precluded by exchange controls or other similar restrictions.

          (n) The Company may from time to time designate one or more additional offices or agencies where the Warrants of a series may be presented for exercise and payment, where the Warrants of that series may be presented for exchange as provided in this Agreement and where the Registered Warrants of that series may be presented for registration of transfer as in this Agreement provided, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agencies provided for in this Section. The Company will give to the Warrant Agent prompt written notice of any such designation or rescission thereof.

          Section 1.06 Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate evidencing Warrants of any series is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent, upon receipt of an Issuer Order, may countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in replacement for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate representing an equivalent number of unexercised Warrants of the same series and of like tenor, bearing an identification number, if applicable, not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          (b) In case the Warrants evidenced by any such mutilated, lost, stolen or destroyed Warrant Certificate have been or are about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, and subject to the conditions set forth in clause 1.06(a) above, direct the Warrant Agent to treat the same as if it had received the Warrant Certificate together with an irrevocable exercise notice in proper form in respect thereof, as established with respect to the Warrants of such series.

          (c) The Warrants evidenced by each new Warrant Certificate issued pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original, additional contractual obligations of the Company, and shall be entitled to the same benefits under this Agreement as the Warrants evidenced by the Warrant Certificate that was lost, stolen or destroyed.

          (d) Upon the issuance of any new Warrant Certificate in accordance with this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

          (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

          Section 1.07 Registered Holders. (a) Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the person or entity in whose name a Warrant Certificate shall be registered in the Warrant Register (a "Registered Holder") as the absolute owner of the Registered Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate) for any purpose whatsoever, and as the person or entity entitled to exercise the rights represented by the Registered Warrants evidenced thereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary. All payments on account of any Registered Warrant to the Registered Holder, or upon his order, shall be valid, and to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of the Company for moneys paid upon such Registered Warrant. This Section shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

          (b) The Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the holder of any Bearer Warrant as the absolute owner of such Bearer Warrant for the purpose of exercising the rights represented thereby and for all other purposes and neither the Company, the Warrant Agent, nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary. All payments on account of such Bearer Warrant made to any such person or entity, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon such Bearer Warrant. This Section shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

          Section 1.08 Cancellation. All Warrant Certificates surrendered to the Warrant Agent for redemption or registration of transfer or exchange shall be promptly cancelled by the Warrant Agent. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall, upon receipt by the Warrant Agent of an Issuer Order, be promptly cancelled by the Warrant Agent. No Warrant Certificates shall be countersigned in lieu of or in exchange for any Warrant Certificates cancelled as provided in this Section, except as permitted by this Agreement. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of in accordance with its customary procedures and a certificate of their disposition shall be delivered by the Warrant Agent to the Company, unless by Issuer Order the Company shall direct that cancelled Warrant Certificates be returned to it.

          If the Company or any affiliate of the Company shall acquire any Warrant Certificate, such acquisition shall not operate as a cancellation of such Warrant Certificate unless and until such Warrant Certificate is delivered to the Warrant Agent for the purpose of cancellation.

          Section 1.09 Additional Warrant Agents. Whenever the Company shall appoint a warrant agent other than the Warrant Agent with respect to the Warrants of any series, it will cause such warrant agent to execute and deliver to the Warrant Agent an instrument in which such agent shall agree with the Warrant Agent, subject to the provisions of this Section,

          (a) that it will hold all Warrant Property received by it as such agent for any payment with respect to the Warrants of such series in trust for the benefit of the Warrantholders of such series if any, or of the Warrant Agent, and

          (b) that it will give the Warrant Agent notice of any failure by the Company to make any payment or delivery with respect to the Warrants of such series when the same shall be due and payable.

          The Company will, on or prior to each date of any payment of Warrants of any such series or delivery of Warrant Property, deposit with the Warrant Agent or any such additional warrant agent a sum sufficient to make such payment or sufficient Warrant Property required to make such delivery, and the Company will promptly notify the Warrant Agent of any failure to take such action with respect to any such additional warrant agent. The Warrant Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co- Warrant Agent.

          Section 1.10 Appointment of Calculation Agents. Pursuant to Section
1.03 hereof, the Company may, in connection with any series of Warrants appoint Bear, Stearns & Co. Inc. or any other person or entity as Calculation Agent to make any calculations as may be required pursuant to the terms of any such series of Warrants. Any such Calculation Agent shall act as an independent expert and, unless otherwise provided by this Agreement, its calculations and determinations under this Agreement shall, absent manifest error, be final and binding, on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be delivered in writing to the Warrant Agent and made available to a Warrantholder for inspection at the Warrant Agent's Office. The Warrant Agent shall be fully protected in relying on any such writing and on any calculation contained therein, and the Warrant Agent shall have no duty with respect to and shall not be deemed to have knowledge of any calculation unless and until it shall have received such writing from the Company.

                                    ARTICLE 2

                        DURATION AND EXERCISE OF WARRANTS

          Section 2.01 Duration and Exercise of Warrants. All terms with respect to duration and exercise of Warrants will be established pursuant to Section
1.03 for each series of Warrants.

          Section 2.02 Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money or other assets deposited with or paid to the Warrant Agent for the payment of any Warrants and not paid but remaining unclaimed for two years after the date upon which such money or other assets shall have become due and payable shall be repaid by the Warrant Agent to the Company, and the holders of such Warrants shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may (but shall not be obligated to) at the expense of the Company notify (i) in the case of Registered Warrants evidenced by Definitive Warrant Certificates, the Registered Holders, (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, the Depositary, and (iii) in the case of Bearer Warrants evidenced by Definitive Warrant Certificates, the holders thereof, in each case as provided in Section 6.04, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company.

                                    ARTICLE 3

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

          Section 3.01 Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder may, without the consent of the Warrant Agent, the Depositary, any participant of the Depositary, any other Warrantholder, the holder of any Warrant Property or, if applicable, Clearstream Banking, socit anonyme, or its successor or Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (in Europe), in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise its Warrants as provided in this Agreement and established with respect to such Warrants pursuant to Section 1.03.

          Section 3.02 No Rights as Holder of Warrant Property Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder or any beneficial owner thereof any of the rights of a holder or beneficial owner of Warrant Property, including, without limitation, the right to receive the payment of principal of

(premium, if any) or interest, if any, on Warrant Property or to vote or to enforce any rights under any documents governing Warrant Property.

          Section 3.03 Merger, Consolidation, Sale, Conveyance or Transfer.
(a) If at any time there shall be a merger or consolidation of the Company or a sale, conveyance, transfer or other disposition of its property and assets substantially as an entirety, then in any such event the successor or assuming company, if other than the Company, shall by an instrument of assumption delivered to the Warrant Agent, succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Warrant Certificates as the Company. The Company shall thereupon, except in the case of a transfer by way of lease, be relieved of any further obligation hereunder and under the Warrants and the Warrant Certificates, and the Company, as the predecessor corporation, except in the case of a transfer by way of lease, may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor and assuming corporation may thereupon cause to be signed, and may issue either in its own name or in the name of the Company, Warrant Certificates evidencing any or all of the Warrants issuable hereunder that theretofore shall not have been signed by the Company. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such merger, consolidation, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Warrant Certificates representing the Warrants thereafter to be issued as may be appropriate.

          (b) The Warrant Agent may rely on an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale, conveyance, transfer or assumption complies with the provisions of this Section.

                                    ARTICLE 4

               WARRANTS ACQUIRED BY THE COMPANY; PAYMENT OF TAXES

          Section 4.01 Warrants Acquired by the Company. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (i) in the case of Bearer Warrants or Registered Warrants evidenced by Definitive Warrant Certificates, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Warrants on the records of the Warrant Agent or (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, surrendered free through a participant of the Depositary to the Depositary for credit to the account of the Warrant Agent maintained at the Depositary, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants evidenced by the Global Warrant Certificate or Certificates by the number of Warrants so canceled promptly after such account is credited. Warrants acquired by the Company may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Warrant Agent or credited to its account.

          Section 4.02 Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of each series or tranche of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge that may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants or Warrant Certificates, which tax or other governmental charge shall be paid by the appropriate Warrantholder.

                                    ARTICLE 5

                          CONCERNING THE WARRANT AGENT

          Section 5.01 Warrant Agent. (a) The Company hereby appoints JPMorgan Chase Bank as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and JPMorgan Chase Bank hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it with its consent. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificate are subject to and governed by the terms and provisions hereof.

          (b) The Warrant Agent covenants and agrees to maintain (i) offices sufficient for the discharge of its responsibilities under this Warrant Agreement and (ii) the Warrant Agent's functions as separate and distinct from those of the Company with appropriate internal controls.

          Section 5.02 Condition of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Warrantholders shall be subject:

          (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Warrant Agent without negligence or bad faith on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, damage, penalty, liability, cost or expense (including reasonable attorneys' fees and expenses) incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability to the extent that the liability is indemnifiable pursuant to this sentence. The obligations of the Company under this Section shall survive the expiration of all Warrants issued under this Agreement.

          (b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Warrantholders.

          (c) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice or opinion of such counsel.

          (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted to be taken or any thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, opinion, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be liable in any event for special, punitive, indirect, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (e) The Warrant Agent and its officers, directors and employees may become the owner of, or acquire any interest in any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on behalf of, or as depositary, trustee or agent for, any committee or body of owners or holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

          (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

          (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity of the Warrants or execution of the Warrant Certificates (except its countersignature thereof).

          (h) The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.

          (i) The Warrant Agent shall be obligated to perform such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds of the issuance of any Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in any Warrant Certificate or in the case of the receipt of any written demand from a holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02, to make any demand upon the Company.

          (j) In the absence of bad faith on the part of the Warrant Agent, the Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Warrant Agent which conform to the requirements of this Agreement.

          (k) The Warrant Agent shall not be liable for any error of judgment made by an officer or officers of the Warrant Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Warrant Agent was negligent in ascertaining the pertinent facts.

          (l) The Warrant Agent shall not be liable with respect to any action taken or omitted to be taken by it in accordance with any direction of the Company given under this Agreement.

          (m) Whenever in the administration of the provisions of this Agreement the Warrant Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by a certificate signed by one of Company's officers, as the case may be, and delivered to the Warrant Agent and such certificate, in the absence of negligence or bad faith on the part of the Warrant Agent, shall be deemed full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon its good faith reliance thereon.

          (n) The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document delivered to it pursuant to the terms of this Agreement.

          (o) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, any Warrantholder or any other person or entity for refraining from taking such action; provided, however, that the Warrant Agent must (i) provide prompt written notice to the Company of such ambiguity or uncertainty and (ii) after receipt of such notice, permit the Company a reasonable amount of time to provide written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Warrant Agent.

          Section 5.03 Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder with respect to each series of Warrants until all the Warrants of such series are no longer outstanding or until monies for the payment of all outstanding Warrants of such series, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.02, whichever occurs earlier.

          (b) The Warrant Agent may at any time resign as such agent with respect to any series of Warrants by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent with respect to such series and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed with respect to any series of Warrants at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent with respect to such series (which shall be a banking institution (or an affiliate thereof) organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United Suites federal or state regulatory or supervisory authority) and having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent with respect to such series. The obligation of the Company under Section 5.02(a)shall continue to the extent set forth therein notwithstanding the resignation, replacement or removal of the Warrant Agent with respect to any series of Warrants.

          (c) In case at any time the Warrant Agent with respect to any series of Warrants shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of, its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance, by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder with respect to such series.

          (d) Any successor Warrant Agent appointed hereunder with respect to any series of Warrants shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent with respect to such series hereunder, and such predecessor, upon payment of its fees, expenses, charges disbursements and any other amounts then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent with respect to such series hereunder. If a successor Warrant Agent is appointed with respect to the Warrants of one or more (but not all) series, the Company, the predecessor Warrant Agent and each successor Warrant Agent with respect to the Warrants of any applicable series shall execute and deliver an agreement supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers and duties of the predecessor Warrant Agent with respect to the Warrants of any series as to which the predecessor Warrant Agent is not retiring shall continue to be vested in the predecessor Warrant Agent, and shall add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Warrants hereunder by more than one Warrant Agent, it being understood that nothing herein or in such supplemental agreement shall constitute such Warrant Agents co-Warrant Agents of the same Warrants and that each such Warrant Agent shall be a Warrant Agent with respect to separate series of Warrants. The Warrant Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Warrant Agent.

          (e) Any entity into which the Warrant Agent hereunder may be merged or converted or any entity with which the Warrant Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all the business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                    ARTICLE 6

                                  MISCELLANEOUS

          Section 6.01 Amendment. (a) This Agreement and the terms of the Warrants of any series may be amended (by means of an agreement supplemental hereto or otherwise) by the Company and the Warrant Agent, without the consent of the Warrantholders of any series of Warrants, (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, (ii) to establish the forms or terms of Warrant Certificates or Warrants of any series (including, without limitation, any legends describing any applicable restrictions on the transfer of such Warrant Certificates or Warrants and any related instructions to the Warrant Agent or any agent of the Company to restrict the transfer of any such Warrant Certificates or Warrants in registered form), as permitted by Sections
1.02 and 1.03, (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Warrant Agent with respect to the Warrants of any series and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Warrants hereunder by more than one Warrant Agent pursuant to Section 5.03, (iv) to maintain the Warrants' listing on The American Stock Exchange or any other national securities exchange or securities association on which they are listed or (v) in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrantholders of such series.

          (b) The Company and the Warrant Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Warrantholders holding not less than a majority in number of the then outstanding Warrants of all series affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the exercise price of the Warrants of any series, reduces the amount receivable upon exercise, cancellation or expiration of the Warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the Warrants, shortens the period of time during which the Warrants of such series may be exercised, or otherwise materially and adversely affects the exercise rights of the affected Warrantholders or reduces the percentage of the number of outstanding Warrants of such series, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. In the case of Warrants evidenced by one or more Global Warrant Certificates, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate. Such certification may be provided by participants of the Depositary acting on behalf of such beneficial owners of Warrants, provided that any such certification is accompanied by a certification from the Depositary as to the Warrant holdings of such participants.

          (c) An amendment that changes or eliminates any provision of this Agreement that has expressly been included solely for the benefit of one or more particular series of Warrants, or that modifies the rights of Warrantholders of such series with respect to such provision, shall be deemed not to affect the rights under this Agreement of the Warrantholders of any other series.

          (d) Upon the request of the Company, accompanied by a copy of a Board Resolution (which Board Resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) authorizing the execution of any such amendment, and upon the filing with the Warrant Agent of evidence of the consent of Warrantholders as aforesaid, the Warrant Agent shall join with the Company in the execution of such amendment unless such amendment affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise, in which case the Warrant Agent may in its discretion, but shall not be obligated to, enter into such amendment. In executing, or accepting the additional duties created by, any amendment permitted by this Article, the Warrant Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The fact and date of the execution of any consent of Warrantholders, or the authority of the person executing the same, may be proved in any manner which the Warrant Agent (with the approval of the Company) deems sufficient.

          (e) It shall not be necessary for the consent of the Warrantholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          Section 6.02 Notices and Demands to the Company and the Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by any Warrantholder pursuant to the provisions of this Agreement or the terms of the Warrants of any series, the Warrant Agent shall promptly forward such notice or demand to the Company.

          Section 6.03 Addresses for Notices. Any communications to the Warrant Agent with respect to this Agreement shall be in writing addressed to 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Institutional Trust Services (the "Warrant Agent's Office") and any communications to the Company with respect to this Agreement shall be addressed to 383 Madison Avenue, New York, New York, 10179, Attention: Treasurer (or such other address as shall be specified in writing by the Warrant Agent or the Company, respectively.

          Section 6.04 Notices to Warrantholders. The Company may cause to have notice given to the Warrantholders of any series by providing the Warrant Agent with a form of notice to be distributed (i) in the case of Registered Warrants evidenced by Definitive Warrant Certificates, by the Warrant Agent to Registered Holders by first class mail or by facsimile transmission (effective upon confirmation of receipt), (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, by the Depositary to be distributed by the Depositary to its participants in accordance with the custom and practices of the Depositary or (iii) in the case of Bearer Warrants evidenced by Definitive Warrant Certificates, either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Warrants are owned if such Bearer Warrants are held in global form or by publication at least once in an Authorized Newspaper (as defined below).

          "Authorized Newspaper" means a (i) leading English language daily newspaper of general circulation in London, and (ii) leading English language daily newspaper of general circulation in New York. However, it is expected that that publication will be made in (i) the Financial Times or another daily newspaper in London approved by the Warrant Agent or, if this is not possible, in one other English language daily newspaper approved by the Warrant Agent with general circulation in Western Europe, and (ii) The Wall Street Journal (Eastern Edition) in New York. If it shall be impractical in the opinion of the Warrant Agent to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given with the approval of the Warrant Agent shall constitute a sufficient publication of such notice.

          Section 6.05 Obtaining of Approvals. The Company will from time to time take all action that may be necessary to obtain and keep effective any and all filings or notices under applicable law, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates or the exercise of the Warrants.

          Section 6.06 Persons Having Rights under this Agreement. Nothing in this Agreement expressed or implied and nothing that maybe inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this

Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and the Warrantholders.

          Section 6.07 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent's Office for inspection by the Warrantholders, participants of the Depositary certified as such by the Depositary or any person or entity certified by any such participant to be an indirect participant of the Depositary or any person or entity certified by any such participant to be a beneficial owner of a Warrant, in each case, on behalf of whom such participant holds Warrants.

          Section 6.08 Officer's Certificates and Opinions of Counsel; Statements to be Contained Therein. (a) Upon any request by the Company to the Warrant Agent to take any action under any provision of this Warrant Agreement, the Company shall furnish to the Warrant Agent an Officer's Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with. Each such certificate or opinion provided for in this Agreement and delivered to the Warrant Agent with respect to compliance with a condition or covenant provided for in this Agreement shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition,
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          (b) Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such officer's certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such officer's certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          (c) Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such officer's or counsel's, as the case may be, certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with and directed to the Warrant Agent shall contain a statement that such firm is independent.

          Section 6.09 Payments Due on Saturdays, Sundays and Holidays. If the date fixed for any payment with respect to the Warrants of any series appertaining thereto shall not be a Business Day (as defined below), then such payment need not be made on such date, but may be made on the next succeeding Business Day with same force and effect as if made on the date fixed, and no interest shall accrue for the period after such date.

          "Business Day" means, with respect to any Warrant, a Business Day as established pursuant to Section 1.03 hereof or if the term Business Day is not so specified, Business Day means any day that is not (i) a Saturday or Sunday or a legal holiday in The City of New York or (ii) a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to be closed.

          Section 6.10 Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Warrants of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Company could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day (as defined below), in which event, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Company could purchase in The City of New York the Required Currency with the Judgment Currency on the last New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Agreement and the terms of the Warrants of such series to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or nor entered in accordance with clause 6.11(a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Agreement. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

          Section 6.11 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 6.13 Applicable Law. This Agreement and each Warrant shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law provisions.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                THE BEAR STEARNS COMPANIES INC.



                                By: /s/ Samuel L. Molinaro Jr.
                                    --------------------------------------
                                    Name:  Samuel L. Molinaro Jr.
                                    Title: Executive Vice President and
                                           Chief Financial Officer


                                JPMORGAN CHASE BANK



                                By: /s/ Natalie Pesce
                                    --------------------------------------
                                    Name:  Natalie Pesce
                                    Title: Trust Officer

                                                                       EXHIBIT I

                [FORM OF FACE OF REGISTERED WARRANT CERTIFICATE]


No. _____                                                      CUSIP No. _______

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE REGISTERED FORM, THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)








-------------------------------

(1)   Applies to global warrant certificates.

                         THE BEAR STEARNS COMPANIES INC.

                            [Designation of Warrants]

NUMBER OF WARRANTS EVIDENCED BY THIS CERTIFICATE; [UP TO _____](2)

CASH SETTLEMENT VALUE PER WARRANT (OR METHOD OF DETERMINING
SAME):

[WARRANT PROPERTY:](3)

[AMOUNT OF WARRANT PROPERTY
  SALABLE PER WARRANT:](3)

[AMOUNT OF WARRANT PROPERTY
  PURCHASABLE PER WARRANT]:

[CALL PRICE PER WARRANT]:

[FORM OF PAYMENT FOR CALL PRICE]:

[FORM OF SETTLEMENT]:

[METHOD OF DELIVERY OF ANY WARRANT PROPERTY TO BE DELIVERED FOR
  SALE UPON EXERCISE OF WARRANTS:](3)

DATES OF EXERCISE:

OTHER TERMS:

          This Warrant Certificate certifies that ___________, or registered assigns, is the Registered Holder of the number of [Designation of Warrants] (the "Warrants") [specified above](4) [specified on Schedule A hereto](5). [Upon receipt by the Warrant Agent of this Warrant Certificate, the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith) (the "Exercise Notice"), duly completed and executed and the Amount of Warrant Property saleable per Warrant set forth above, adjusted, if applicable, as set forth above, for each Warrant to be exercised, delivered as set forth above at the Warrant Agent's Window, Attention: Tender Department, in the Borough of Manhattan, The City of New York (which is, on the date hereof, Corporate Trust Securities Window, 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Tender Department), each Warrant evidenced hereby entitles the Registered Holder hereof to receive, subject to the terms and conditions set forth

-------------------------------

(2)   Applies to global warrant certificates.

(3) Only if the terms of the Warrants contemplate that the holders may deliver Warrant Property to exercise the Warrants.

(4)   Applies to definitive warrant certificates.

(5)   Applies to global warrant certificates.

herein and in the Warrant Agreement (as defined below), from The Bear Stearns Companies Inc. (the "Company") [(the Cash Settlement Value)(Put Price), in U.S. dollars, specified above or the amount and form of property (the "Warrant Property") specified above].] or [Subject to the terms of the Warrant Agreement as defined below), each Warrant will be automatically exercised in whole but not in part on [___________] (the "Expiration Date"), without any requirement of notice of exercise to the Warrant Agent and will entitle the Registered Holder hereof to receive, subject to the terms and conditions herein, from The Bear Stearns Companies Inc. (the "Company") the Cash Settlement Value, in U.S. dollars, specified above.]

          [Unless otherwise indicated above, a Warrant will not require or entitle a Warrantholder to sell or deliver to the Company, nor will the Company be under any obligation to, nor will it, purchase or take delivery from any Warrantholder of, any Warrant Property, and upon exercise of a Warrant, the Company will make only a cash payment in the amount of the Cash Settlement Value or Put Price per Warrant. Warrantholders will not receive any interest on any Cash Settlement Value.] or [Warrants will not entitle the Warrantholder to any rights of the holders of the Warrant Property.]

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, The Bear Stearns Companies Inc. has caused this instrument to be duly executed.

Dated:    [__________]

                                THE BEAR STEARNS COMPANIES INC.



                                By:
                                    --------------------------------------
                                    Name:
                                    Title:

Attest:

By:
    ----------------------------------
    Secretary

Countersigned as of the date above
written:

JPMORGAN CHASE BANK,
  as Warrant Agent

By:
    ----------------------------------
    Authorized Officer

                         THE BEAR STEARNS COMPANIES INC.

               [FORM OF REVERSE OF REGISTERED WARRANT CERTIFICATE]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of [_______], 2003 (the "Warrant Agreement"), between the Company and JPMorgan Chase Bank (the "Warrant Agent") [Add in Supplemental Agreements, if any] and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent's Office. The Warrants constitute a separate series of Warrants under the Warrant Agreement.

          The Warrants are direct, unconditional and unsecured contractual obligations of the Company and rank pari passu with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

          [Subject to the provisions hereof and the Warrant Agreement, each Warrant may be exercised during the dates of exercise set forth on the face hereof by delivering or causing to be delivered this Warrant Certificate, the Exercise Notice, duly completed and executed, and the Exercise Property for each such Warrant to the Warrant Agent's Window, in the Borough of Manhattan, The City of New York, which is, on the date hereof (unless otherwise specified herein), JPMorgan Chase Bank Corporate Trust Securities Window, 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Tender Department, or at such other address as the Warrant Agent may specify from time to time.] or [Subject to the provisions hereof and the Warrant Agreement, each Warrant will be automatically exercised in whole but not in part on Expiration Date, without any requirement of notice of exercise to the Warrant Agent.]

          [Each Warrant entitles the Warrantholder to receive, upon exercise, the Cash Settlement Value per Warrant set forth on the face hereof. The valuation of and payment for any exercised Warrant may be postponed as a result of a Market Disruption Event, in which case the Warrantholder will receive the Cash Settlement Value determined as of a later date.] or [Each Warrant entitles the Warrantholder to receive, upon exercise, the Warrant Property set forth on the face hereof.]

          The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

          This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regards to its conflicts of laws principles.

                            [Designation of Warrants]

                                 Exercise Notice

JPMorgan Chase Bank
4 New York Plaza
Ground Floor
New York, New York 10004

Attention:  Tender Department

          The undersigned (the "Registered Holder") hereby irrevocably exercises __________ Warrants (the "Exercised Warrants") and delivers to you herewith a Warrant Certificate or Certificates, registered in the Registered Holder's name, representing a number of Warrants at least equal to the number of Exercised Warrants[, and the Warrant Property with respect thereto](6) or [, and the Warrant Property with respect thereto].

          The Registered Holder hereby directs the Warrant Agent (a) [to deliver the [Cash Settlement Value][Put Price] per Warrant as follows] or [to deliver the Warrant Property as follows:






          and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:
       --------------------------     ------------------------------------------
                                                  (Registered Holder

                                      By:
                                          --------------------------------------
                                          Authorized Signature
                                          Address:
                                          Telephone:


-------------------------------

(6) Only if terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

            [If Warrant is a Global Warrant, insert this Schedule A.]

                            [Designation of Warrants]

                                                                      SCHEDULE A

                                     GLOBAL
                                     WARRANT
                              SCHEDULE OF EXCHANGES

          The initial number of Warrants represented by this Global Warrant is _________. In accordance with the Warrant Agreement dated as of [__________] 2003, between the Company and JPMorgan Chase Bank, as Warrant Agent [Add in any Supplemental Agreements, if any], the following reductions as a result of the exercise of the number of Warrants indicated below have been made:

                                      Reduced
                                       Number         Notation
                                    Outstanding      Made by or
    Date of         Number of        Following      on Behalf of
  Exchange or       Warrants            Such           Warrant
   Exercise         Exercised         Exercise          Agent
---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------

---------------  ---------------  ---------------  ---------------